                                                                                    EXHIBIT 99.1

Cleco Corporation
2030 Donahue Ferry Road
PO Box 5000
Pineville, LA 71361-5000
Tel 318.484.7400
www.cleco.com
NEWS RELEASE
Investor Contacts:	Analyst Inquiries:	Media Contact:
Cleco Corporation:	Dresner Corporate Services:	Cleco Corporation:
Ryan Gunter	Kristine Walczak	Fran Phoenix
(318) 484-7724	(312) 726-3600	(318) 484-7467
Rodney J. Hamilton
(318) 484-7593

For Immediate Release

Cleco Corp. Posts 2008 Second-Quarter Net Income of $29.4 Million

PINEVILLE, La., Aug. 5, 2008 – Cleco Corp. (NYSE: CNL) reported today 2008 second-quarter net income applicable to common stock of $29.4 million, up $14.3 million from the $15.1 million recorded in the second quarter of 2007, excluding the $48.1 million net gain from the settlement of claims against Calpine Energy Services L.P. and Calpine Corp. (collectively, CES) in 2007.

On an earnings per share basis, Cleco recorded earnings of $0.49 per diluted share for the quarter, up $0.24 per share from the $0.25 per share in the second quarter of 2007, excluding the net gain in second-quarter 2007 of $0.80 per share from the settlement of the CES claims.

For the six months ended June 30, 2008, net income applicable to common stock was $51.4 million, or $0.86 per diluted share, up $0.47 per share from the $0.39 per share for the same period in 2007, excluding the net gain in 2007 of $0.81 per share from the settlement of the CES claims.

Results for both the quarter and year-to-date comparisons were driven primarily by higher allowance for funds used during construction (AFUDC) from the Rodemacher Unit 3 project.

“Construction of our Rodemacher Unit 3 project continues to go well and has exceeded expectations,” Cleco President and CEO Michael Madison said.  “As a result of this progress, Cleco Power and Shaw amended the Engineering, Procurement and Construction (EPC) contract to move up the substantial completion date to June 30, 2009.  As of June 30, 2008, we have spent roughly $772 million of the billion-dollar budget.”

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Cleco Corporation

Consolidated Diluted Earnings Per Share Allocated to Subsidiaries
	Diluted EPS
	Three Months Ended June 30,
Subsidiary	2008	2007
Cleco Power LLC	$0.54	$0.31
Cleco Midstream Resources LLC (excluding 2007 gain from settlement of CES claims)	(0.05)	(0.15)
Corporate and Other[1]	--	$0.09
Earnings excluding the 2007 gain from settlement of CES claims	$0.49	$0.25
Earnings from settlement of CES claims	--	0.80
Earnings applicable to common stock	$0.49	$1.05

1Includes dividends on preferred stock

Results for Second-Quarter 2008:

Major Reconciling Items for Second-Quarter EPS 2008 vs. 2007:

$1.05	2007 Second-Quarter Diluted EPS
(0.80)	Absence of the 2007 gain from settlement of CES claims
$0.25

0.06	Higher Cleco Power non-fuel revenue
(0.02)	Lower storm surcharge collections
0.04	Gains on energy hedging, net
(0.01)	Higher Cleco Power expenses
0.16	Higher Cleco Power AFUDC
0.10	Lower Cleco Midstream losses (excluding gain from settlement of CES claims)
(0.09)	Lower corporate results
$0.49	2008 Second-Quarter Diluted EPS

Cleco Power’s 2008 second-quarter earnings - up $0.23 per share in the quarter-to-quarter comparison

•
Retail and wholesale sales contributed $0.05 per share compared with last year’s results.   Residential and commercial kilowatt-hour sales provided roughly $0.03 per share, while market-based wholesale customers added $0.02 per share. Residential customers were impacted from 14 percent higher cooling degree-days in the quarter-to-quarter comparison.  Cooling degree-days were 17 percent above normal.

(Million kWh)	For the three months ended June 30,
	2008	2007	Change
Electric Sales
Residential	804	777	3%
Commercial	599	594	1%
Industrial	729	758	(4)%
Other retail	33	34	(3)%
Total retail	2,165	2,163	--
Sales for resale	103	117	(12)%
Unbilled	203	182	12%
Total retail and wholesale customer sales	2,471	2,462	--

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Cleco Corporation

•	Transmission and miscellaneous revenue increased $0.01 per share quarter over quarter.

•
Storm surcharge collections were down $0.02 per share due to the issuance of storm recovery bonds in March 2008. The Louisiana Public Service Commission (LPSC) issued a financing order in September 2007 authorizing Cleco Power to securitize its unrecovered storm restoration costs resulting in a savings to customers. Prior to this, the LPSC authorized Cleco Power to recover restoration costs through an interim storm recovery plan.

•
Mark-to-market and realized gains on energy hedging positions tied to a fixed-price wholesale contract as compared to the same period of 2007 contributed $0.04 per share, primarily due to increases in natural gas prices.

•
Other expenses were $0.01 per share lower compared to the same period last year, primarily due to the outage at Dolet Hills that occurred in second quarter of 2007, and lower professional fees, partially offset by a reclassification of recoverable fuel expense to nonrecoverable fuel expense.

•
Interest expense, net increased $0.02 per share compared to last year’s results.  Of that, $0.02 per share was due to higher interest on solid waste disposal bonds and senior notes, and $0.02 per share related to the senior secured storm recovery bonds.  These were partially offset by $0.02 per share of lower interest expense related to the storm damage surcredit.

•	Capacity charges were up $0.02 per share, offset by $0.02 per share of lower other taxes quarter over quarter.

•
AFUDC, primarily associated with the Rodemacher Unit 3 project, contributed $0.16 per share more to results compared to second quarter of 2007. The equity portion of AFUDC associated with the Rodemacher Unit 3 project was up $0.13 per share, while the debt portion of AFUDC contributed $0.03 per share more than in the second quarter of 2007.

Cleco Midstream Resources’ 2008 second-quarter results, excluding the gain from the settlement of CES claims – up $0.10 per share in the quarter-to-quarter comparison

Evangeline was up $0.04 per share for the second quarter of 2008 compared to the same period a year ago, primarily due to the absence of replacement power purchased for the 2007 outage.  Excluding the 2007 gain from the settlement of CES claims, Acadia had lower losses of $0.05 per share compared to the same period last year with $0.04 per share due to lower interest paid to the holding company and $0.01 per share from the absence of the 2007 parts write-offs.  Lower administrative costs contributed $0.01 per share compared to the same period last year.

Other

Corporate earnings decreased $0.09 per share in the quarter-to-quarter comparison, primarily due to $0.08 per share of lower affiliate interest received from Acadia, $0.01 per share of higher taxes, and $0.02 per share reduction in the cash surrender values of corporate life insurance policies.  These decreases were partially offset by $0.02 per share of lower interest expense related to the May 2008 repayment of $100 million of corporate debt.

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Cleco Corporation

Consolidated Diluted Earnings Per Share Allocated to Subsidiaries
	Diluted EPS
	Six Months Ended June 30,
Subsidiary	2008	2007
Cleco Power LLC	$1.00	$0.52
Cleco Midstream Resources LLC (excluding 2007 gain from settlement of CES claims)	(0.12)	(0.23)
Corporate and Other[1]	(0.02)	0.10
Earnings excluding the 2007 gain from settlement of CES claims	$0.86	$0.39
Earnings from settlement of CES claims	--	0.81
Earnings applicable to common stock	$0.86	$1.20

1Includes dividends on preferred stock

Results for Six Months ended June 30, 2008:

Major Reconciling Items for Six Months ended June 30, EPS 2008 vs. 2007:

$1.20	Six Months ended June 30, 2007 Diluted EPS
(0.81)	Absence of the 2007 gain from settlement of CES claims
$0.39

0.07	Higher Cleco Power non-fuel revenue
(0.01)	Lower storm surcharge collections
0.04	Gains on energy hedging, net
0.05	Lower Cleco Power expenses
0.33	Higher Cleco Power AFUDC
0.11	Lower Cleco Midstream losses (excluding gain from settlement of CES claims)
(0.12)	Lower corporate results
$0.86	Six Months ended June 30, 2008 Diluted EPS

Cleco Power’s Six Months ended June 30, 2008 earnings - up $0.48 per share year over year

•
Retail and wholesale sales added $0.05 per share compared to last year’s results.  Residential and commercial kilowatt-hour sales provided roughly $0.03 per share, while market-based wholesale customers added $0.02 per share.  Residential customers were impacted from 12 percent higher cooling degree-days in the year-to-year comparison.  Cooling degree-days were 20 percent above normal for the first half of 2008.

(Million kWh)	For the six months ended June 30,
	2008	2007	Change
Electric Sales
Residential	1,644	1,619	2%
Commercial	1,153	1,137	1%
Industrial	1,416	1,468	(4)%
Other retail	65	67	(3)%
Total retail	4,278	4,291	--
Sales for resale	173	219	(21)%
Unbilled	147	112	31%
Total retail and wholesale customer sales	4,598	4,622	(1)%
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Cleco Corporation

•	Transmission and miscellaneous revenue increased $0.02 per share year over year.

•
Storm surcharge collections were down $0.01 per share due to the issuance of storm recovery bonds in March 2008. The LPSC issued a financing order in September 2007 authorizing Cleco Power to securitize its unrecovered storm restoration costs. Prior to this, the LPSC authorized Cleco Power to recover restoration costs through an interim storm recovery plan.

•
Mark-to-market and realized gains on energy hedging positions tied to a fixed-price wholesale contract as compared to the same period of 2007 contributed $0.04 per share, primarily due to increases in natural gas prices.

•	Amortization decreased $0.02 per share primarily due to lower amortization of storm damages.

•
Interest expense, net increased $0.04 per share year over year. The increase resulted from $0.03 per share of higher interest on solid waste disposal bonds and senior notes, and $0.03 per share on the storm recovery bonds, while interest income was $0.01 per share lower compared to last year for the same period.  These increases were partially offset by $0.03 per share of lower interest expense related to the storm damage surcredit.

•
Other expenses were $0.07 per share lower compared to the same period last year.  Lower employee compensation and benefits and professional fees contributed $0.07 per share.  Other taxes were $0.03 per share lower and the absence of the Dolet Hills outage improved results by $0.01 per share.  Offsetting these amounts were $0.04 per share primarily from higher expenses related to capacity contracts, increases in transmission and distribution expenses, and a reclassification from recoverable fuel expense to nonrecoverable fuel expense.

•
AFUDC, primarily associated with the Rodemacher Unit 3 project, contributed $0.33 per share more compared to the first half of 2007. The equity portion of AFUDC associated with the Rodemacher Unit 3 project was up $0.27 per share, while the debt portion of AFUDC contributed $0.06 per share.

Cleco Midstream Resources’ Six Months ended June 30, 2008 results, excluding the gain from the settlement of CES claims – up $0.11 per share year over year

Excluding the 2007 gain from the settlement of CES claims of $0.81 per share, Acadia had lower losses of $0.07 per share, largely due to lower interest paid to the holding company. Evangeline was up $0.03 primarily due to the absence of replacement power purchased for the 2007 outage partially offset by higher turbine maintenance expenses. Lower administrative expenses added $0.01 per share in the year to year comparison.

Other

Corporate earnings decreased $0.12 per share in the year-to-year comparison.  Of that, $0.14 was due to lower affiliate interest income received from Acadia, partially offset by $0.02 per share of lower interest expense due to the payoff of $100 million of senior corporate notes in May 2008.  Decreases in cash surrender values of corporate life insurance policies of $0.03 per share were offset by $0.02 per share from the absence of the 2007 Federal Energy Regulatory Commission penalty and $0.01 per share related to the conversion of preferred stock to common shares.

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Cleco Corporation

Earnings Guidance
“We are maintaining our 2008 earnings target at a range of $1.60 to $1.70 per share,” Madison said. “Those targets assume 2008 capital expenditures of about $265 million on the Rodemacher project (including AFUDC), normal weather for the remainder of the year, and the continuation of our current rate plan. Cleco Midstream earnings targets assume continued performance by Evangeline’s tolling counterparty and are based on assumptions about Acadia's plant operations and market conditions,” said Madison.

Strategic Update
“We continue to meet and exceed our operational targets with respect to each of our major initiatives,” said Madison.

“Our Rodemacher Unit 3 project is on schedule to meet its original commercial operations date of October 2009, and could possibly be on as early as June 30, 2009 as evidenced by the amendment of the EPC contract with Shaw. Construction continues to proceed exceptionally well, but there is still much to accomplish with regard to the start-up and commissioning of the unit.

“Equally important, in July 2008 we filed our first full rate case in over 20 years.  Our filing enables us to maintain the parallel paths between the Rodemacher 3 project and the rate case,” Madison said.

“Also, in the regulatory arena, the long-term RFP process is on track to select winning bids this month although results will not likely be public until late 2008 or early 2009,” Madison noted.

“Finally, we continue to move forward in collaboration with our neighboring utilities, as well as the Southwest Power Pool, and the Louisiana Public Service Commission to develop a comprehensive transmission solution for the southern part of our service territory,” Madison concluded.

Cleco management will discuss the company’s second-quarter 2008 results during a conference call scheduled for 11 a.m. EDT (10 a.m. CDT) Wednesday, Aug. 6, 2008.  The call will be broadcast live on the Internet.  A replay will be available for 12 months. Investors may access the webcast through the company’s Web site at www.cleco.com by selecting “For Investors” and then “Cleco Corporation Second-Quarter 2008 Earnings Conference Call.”

Cleco Corp. is a regional energy company headquartered in Pineville, La.  It operates a regulated electric utility company that serves 273,000 customers across Louisiana.  Cleco also operates a wholesale energy business with approximately 1,350 megawatts of nameplate generating capacity.  For more information about Cleco, visit www.cleco.com.

Financial tables follow:

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (UNAUDITED)
For the three months ended June 30,	2008	2007

Operating revenue
Electric operations	$259,581	$251,909
Other operations	12,758	7,971
Affiliate revenue	2,448	1,621
Operating revenue	274,787	261,501
Operating expenses
Fuel used for electric generation	22,887	51,312
Power purchased for utility customers	151,949	115,592
Other operations	22,862	24,722
Maintenance	14,589	14,939
Depreciation	19,336	19,990
Taxes other than income taxes	9,455	9,867
Total operating expenses	241,078	236,422
Operating income	33,709	25,079
Interest income	1,258	2,589
Allowance for other funds used during construction	14,993	7,032
Equity (loss) income from investees	(2,365)	71,282
Other income	91	582
Other expense	(1,377)	(416)
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	14,947	14,377
Allowance for borrowed funds used during construction	(5,026)	(2,388)
Total interest charges	9,921	11,989

Income before income taxes	36,388	94,159
Federal and state income tax expense	6,999	30,968

Net income	29,389	63,191
Preferred dividends requirements, net of tax	12	12

Net income applicable to common stock	$29,377	$63,179

Average shares of common stock outstanding
Basic	59,998,227	59,489,725
Diluted	60,168,947	59,798,877

Basic earnings per share
From continuing operations	$0.49	$1.06
Net income applicable to common stock	$0.49	$1.06

Diluted earnings per share
From continuing operations	$0.49	$1.05
Net income applicable to common stock	$0.49	$1.05
Cash dividends paid per share of common stock	$0.225	$0.225

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (UNAUDITED)
For the six months ended June 30,	2008	2007

Operating revenue
Electric operations	$469,462	$464,929
Other operations	22,821	17,240
Affiliate revenue	5,054	3,082
Operating revenue	497,337	485,251
Operating expenses
Fuel used for electric generation	68,423	106,808
Power purchased for utility customers	241,743	199,739
Other operations	45,138	51,038
Maintenance	24,702	25,181
Depreciation	38,686	40,088
Taxes other than income taxes	18,286	19,667
Gain on sale of assets	(99)	--
Total operating expenses	436,879	442,521
Operating income	60,458	42,730
Interest income	2,875	5,157
Allowance for other funds used during construction	28,677	12,163
Equity (loss) income from investees	(6,939)	69,883
Other income	157	872
Other expense	(2,046)	(1,882)
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	29,265	28,034
Allowance for borrowed funds used during construction	(9,603)	(4,059)
Total interest charges	19,662	23,975

Income before income taxes	63,520	104,948
Federal and state income tax expense	12,060	33,111

Net income	51,460	71,837
Preferred dividends requirements, net of tax	23	435

Net income applicable to common stock	$51,437	$71,402

Average shares of common stock outstanding
Basic	59,948,801	58,585,451
Diluted	60,068,682	59,586,444
Basic earnings per share
From continuing operations	$0.86	$1.21
Net income applicable to common stock	$0.86	$1.21

Diluted earnings per share
From continuing operations	$0.86	$1.20
Net income applicable to common stock	$0.86	$1.20
Cash dividends paid per share of common stock	$0.450	$0.450

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Cleco Corporation

CLECO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (UNAUDITED)
	At June 30, 2008	At December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$150,769	$129,013
Accounts receivable, net	129,488	87,983
Other current assets	235,242	188,520
Total Current Assets	515,499	405,516
Property, plant and equipment, net	1,877,564	1,725,880
Equity investment in investees	242,508	258,101
Prepayments, deferred charges and other	500,003	317,126
Total Assets	$3,135,574	$2,706,623

Liabilities
Current Liabilities
Long-term debt due within one year	$58,350	$100,000
Accounts payable	143,542	129,946
Other current liabilities	230,753	127,521
Total Current Liabilities	432,645	357,467
Deferred credits and other liabilities	667,540	568,684
Long-term debt, net	998,090	769,103
Total Liabilities	2,098,275	1,695,254
Shareholders’ Equity
Preferred stock	1,029	1,029
Common shareholders’ equity	1,044,713	1,018,731
Accumulated other comprehensive loss	(8,443)	(8,391)
Total Shareholders’ Equity	1,037,299	1,011,369
Total Liabilities and Shareholders’ Equity	$3,135,574	$2,706,623

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Please note:  In addition to historical financial information, this news release contains forward-looking statements about future results and circumstances, including, without limitation, statements regarding the Rodemacher Unit 3 project and earnings guidance.  There are many risks and uncertainties with respect to such forward-looking statements, including the weather and other natural phenomena, state and federal legislative and regulatory initiatives, the timing and extent of changes in commodity prices and interest rates, the operating performance of Cleco Power’s and Cleco Midstream’s facilities, the financial condition of the company’s tolling agreement counterparty, the performance of the tolling agreement by such counterparty, construction and operational startup of Rodemacher Unit 3, the continuation of the existing rate plan, the outcome of Cleco Power’s rate case, the results of Cleco Power’s long-term RFP, and other risks and uncertainties more fully described in the company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Actual results may differ materially from those indicated in such forward-looking statements.